Exhibit 99.1

Ameris Bancorp Reports Record Net Income For Third Quarter 2016

MOULTRIE, Ga., Oct. 17, 2016 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported operating net income of $21.6 million, or $0.61 per diluted share, for the quarter ended September 30, 2016, a 35% increase when compared with $15.9 million, or $0.49 per diluted share, for the quarter ended September 30, 2015. Operating earnings and reported earnings for the third quarter of 2016 are identical, though operating earnings for the third quarter of 2015 exclude $290,000, or $0.01 per diluted share, of after-tax merger costs.

For the year-to-date period ending September 30, 2016, the Company reported operating net income of $58.1 million, or $1.68 per diluted share, compared with $38.0 million, or $1.19 per diluted share, for the same period in 2015. Operating earnings for 2016 exclude $4.1 million, or $0.12 per diluted share, of after-tax merger costs while operating earnings for 2015 exclude $11.3 million, or $0.35 per diluted share, of after-tax merger costs and nonrecurring credit resolution expenses.

Commenting on the Company's quarterly results, Edwin W. Hortman, Jr., the Company's President and Chief Executive Officer, said, "In the third quarter, we continued to see reliable trends in the growth of both our balance sheet and our net earnings. The growth initiatives we began in recent years to invest our excess liquidity have been successful, and our Company is experiencing a pace of organic growth that we have not seen in many years. I am proud of the work our team has done producing another record quarter for Ameris Bank and am confident that our momentum will propel us to a strong 2017."

Highlights of the Company's performance and results for the third quarter of 2016 include the following:

  Operating return on assets and operating return on average tangible equity of 1.35% and 17.18%, respectively
  Organic growth in loans of $222.8 million, or 22.9% annualized
  Total revenue growth of $13.6 million, or 18.7%, compared with the same quarter of 2015
  Continued improvement in non-performing assets, decreasing to 0.92% of total assets
  Net charge-offs on non-purchased loans of 0.05% annualized
  Growth in net income from the retail mortgage, warehouse lending and SBA lines of business, increasing to $5.7 million, or 26.5% of total net income

Net Interest Income and Net Interest Margin

Net interest income (taxable equivalent) for the third quarter of 2016 totaled $58.0 million, an increase of $9.9 million, or 20.6%, compared with $48.1 million reported for the third quarter of 2015. Accretion income in the current quarter increased to $3.6 million, compared with $3.0 million in the third quarter of 2015, but decreased compared with $4.2 million reported in the second quarter of 2016. Higher levels of net interest income resulted mostly from growth in average loans outstanding of approximately $1.2 billion since the third quarter of 2015. Average balances of short-term assets and investments shrank over the past year by 10.5%, from $1.06 billion in the third quarter of 2015 to $948 million in the current quarter. At the current quarter end, loans outstanding represented 83.9% of total earning assets, compared with 80.0% at September 30, 2015.

Despite the persistent low interest rate environment and continued deterioration of loan and investment yield opportunities, the Company has maintained a generally consistent net interest margin. During the current quarter, the Company reported a net interest margin, excluding accretion income, of 3.75%, compared with 3.70% in the prior quarter and 3.81% in the same quarter of 2015. Trends in the margin over the past year include the effects of yield deterioration on loans and investments resulting from a persistently low interest rate environment, offset by stable costs of deposits and an improved mix of earning assets, more heavily weighted toward loans than short-term assets or investments.

Non-interest Income

Non-interest income in the third quarter of 2016 improved to $28.9 million, an increase of $3.9 million, or 15.6%, compared with the same quarter in 2015. Continued growth and profitability in the Company's mortgage operations provided most of the improvement, with revenue from mortgage operations increasing to $14.1 million, a 35% increase compared with the same quarter of 2015. Total retail mortgage loan production increased to $410.8 million in the current quarter, compared with $311.0 million in the third quarter of 2015, while spreads (gain on sale) improved to 3.69% in the current quarter, compared with 3.52% in the same quarter of 2015.

Service charges on deposit accounts increased by $592,000 to $11.4 million during the current quarter, an increase of 5.5% compared with the same quarter in 2015. Growth in service charge related revenues on commercial and consumer accounts was responsible for most of the increase in service charges, while NSF and debit card revenues were mostly flat.

Non-interest Expense

Non-interest expense totaled $53.2 million in the third quarter of 2016, an increase of $4.8 million compared with $48.4 million in the third quarter of 2015. Substantially all of the increase in operating expenses related to additional compensation and occupancy costs associated with the acquisition of Jacksonville Bancorp, Inc. during the first quarter of 2016, as well as additional compensation related to mortgage and SBA lines of business.

Salaries and benefits increased to $28.0 million in the current quarter of 2016, compared with $24.9 million in the third quarter of 2015. Higher incentive accruals for the Company's production staff, as well as increased commissions in the mortgage and SBA divisions, accounted for the majority of the increase in compensation costs. Management anticipates lower compensation costs in the fourth quarter of 2016 due to seasonally slower commercial and agricultural loan production and generally slower originations in retail mortgage.

Occupancy costs were flat at approximately $6.0 million during the current quarter of 2016 as compared with the same quarter in 2015. Reduction in branch offices and tighter controls on other non-depreciation expenses were the principal drivers of minimal increases in these costs. Data processing and telecommunications costs increased by 16.1% during the quarter, mostly due to higher customer counts and continued implementation of mobile and electronic initiatives. Other operating costs increased by $574,000 to $9.3 million in the third quarter of 2016, primarily as a result of increases in professional fees associated with several reengineering efforts in various administrative cost centers.

Balance Sheet Trends

Total assets at September 30, 2016 were $6.49 billion, compared with $5.59 billion at December 31, 2015. Commenting on the growth in total assets, Mr. Hortman said, "The pace of loan growth during 2016 has quickened as a result of several strategies. First, our bankers are deepening existing relationships, and our efforts to bank selectively larger relationships have put us in front of new customers that we might have passed on before because of their size. Second, our efforts at developing lending expertise and niches that diversify our sales efforts away from commercial real estate were initially needed to help deploy the liquidity from acquisitions in 2015. These niches and lending efforts have reached maturity and are producing reliable incremental growth at profitability levels that are equal to or greater than our existing return on assets. Looking forward, we expect pay-downs in our warehouse and agricultural lines of credit that normally slow our growth in the fourth quarter, but we believe that our current pace of growth for 2016 can be sustained or even improved upon as we move into 2017."

Loans, including loans held for sale, totaled $4.97 billion at September 30, 2016, compared with $4.02 billion at December 31, 2015. During the third quarter of 2016, organic growth in loans totaled $222.8 million, or 22.9% on an annualized basis. Organic growth in loans for the year-to-date period in 2016 totaled $534.6 million, or 22.5%, compared with $419.2 million, or a growth rate of 21.9%, for the same period in 2015. The Company's efforts to manage a diversified loan portfolio have resulted in concentration levels that are solidly below the regulatory guidance.

Investment securities at the end of the current quarter amounted to $838.1 million, or 14.1% of earning assets, compared with $783.2 million, or 15.4% of earning assets, at December 31, 2015.

At September 30, 2016, total deposits amounted to $5.31 billion, or 91.4% of total funding, compared with $4.88 billion and 96.6%, respectively, at December 31, 2015. Growth in total deposits during the quarter quickened relative to prior quarters, with total growth of $126.6 million, or 9.8%, annualized. The Company has increased efforts to match deposit growth rates with loan growth rates, increasing interest rates where needed and reviewing other opportunities in anticipation of continued growth in earning assets.

Tangible common equity at September 30, 2016 totaled $501.6 million, compared with $407.6 million reported at December 31, 2015. Increases in stockholders' equity are primarily the result of net earnings and the issuance of shares of common stock in the acquisition of Jacksonville Bancorp, Inc. during the first quarter of 2016, less an increased dividend payout ratio as of the most recent quarter. Tangible book value increased at an annualized pace of 18.3% during the first nine months of 2016, up from $12.65 per share at December 31, 2015 to $14.38 per share at September 30, 2016.

Conference Call

The Company will host a conference call at 11:00 a.m. EDT today (October 17, 2016) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available beginning one hour after the end of the conference call until October 31, 2016. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10092982. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 99 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter, with two of those locations announced to be consolidated within the coming months.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2016	2016	2016	2015	2015	2016	2015

EARNINGS

Net Income	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 53,923	$ 26,699

Operating Net Income	$ 21,557	$ 20,049	$ 16,450	$ 15,323	$ 15,917	$ 58,056	$ 38,018

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$ 0.62	$ 0.58	$ 0.38	$ 0.44	$ 0.49	$ 1.58	$ 0.84
Diluted	$ 0.61	$ 0.57	$ 0.37	$ 0.43	$ 0.48	$ 1.56	$ 0.84
Cash Dividends per share	$ 0.10	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.20	$ 0.15
Book value per share (period end)	$ 18.42	$ 17.96	$ 17.25	$ 15.98	$ 15.60	$ 18.42	$ 15.60
Tangible book value per share (period end)	$ 14.38	$ 13.89	$ 13.13	$ 12.65	$ 12.31	$ 14.38	$ 12.31
Weighted average number of shares:
Basic	34,869,747	34,832,621	32,752,063	32,199,632	32,195,435	34,155,556	31,614,015
Diluted	35,194,739	35,153,311	33,053,554	32,594,929	32,553,167	34,470,101	31,961,969
Period-end number of shares	34,891,304	34,847,311	34,837,454	32,211,385	32,196,117	34,891,304	32,196,117
Market data:
High closing price	$ 35.80	$ 32.39	$ 32.68	$ 34.90	$ 28.75	$ 35.80	$ 28.75
Low closing price	$ 29.09	$ 27.89	$ 25.09	$ 27.65	$ 24.97	$ 25.09	$ 22.75
Period end closing price	$ 34.95	$ 29.70	$ 29.58	$ 33.99	$ 28.75	$ 34.95	$ 28.75
Average daily volume	166,841	215,409	253,779	301,775	174,900	211,351	129,678

PERFORMANCE RATIOS
Return on average assets	1.35%	1.31%	0.88%	1.03%	1.19%	1.16%	0.74%
Return on average common equity	13.39%	13.08%	9.14%	10.94%	12.53%	11.46%	7.21%
Earning asset yield (TE)	4.35%	4.35%	4.36%	4.30%	4.39%	4.35%	4.54%
Total cost of funds	0.36%	0.35%	0.33%	0.32%	0.32%	0.35%	0.36%
Net interest margin (TE)	3.99%	4.01%	4.03%	3.98%	4.07%	4.01%	4.18%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	31.36%	32.01%	30.40%	29.56%	32.33%	31.29%	31.09%
Efficiency ratio	61.91%	63.11%	74.41%	74.66%	66.87%	66.15%	76.85%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	9.90%	10.06%	9.85%	9.21%	9.63%	9.90%	9.63%
Tangible common equity to tangible assets	7.90%	7.96%	7.68%	7.44%	7.76%	7.90%	7.76%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.90%	7.96%	7.68%	7.44%	7.76%	7.90%	7.76%
Effect of goodwill and other intangibles	2.00%	2.10%	2.17%	1.77%	1.87%	2.00%	1.87%
Equity to assets (GAAP)	9.90%	10.06%	9.85%	9.21%	9.63%	9.90%	9.63%

OTHER PERIOD-END DATA
Banking Division FTE	1,011	1,023	1,085	1,075	1,110	1,011	1,110
Mortgage Division FTE	259	245	233	229	218	259	218
Total Ameris Bancorp FTE Headcount	1,270	1,268	1,318	1,304	1,328	1,270	1,328

Assets per Banking Division FTE	$ 6,423	$ 6,081	$ 5,620	$ 5,199	$ 4,699	$ 6,423	$ 4,699
Branch locations	99	102	103	101	103	99	103
Deposits per branch location	$ 53,597	$ 50,780	$ 50,784	$ 48,310	$ 43,986	$ 53,597	$ 43,986

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2016	2016	2016	2015	2015	2016	2015

INCOME STATEMENT

Interest income
Interest and fees on loans	$ 57,322	$ 54,164	$ 49,191	$ 47,336	$ 45,775	$ 160,677	$ 124,231
Interest on taxable securities	4,336	4,554	4,586	4,540	4,694	13,476	11,594
Interest on nontaxable securities	397	454	446	458	480	1,297	1,411
Interest on deposits in other banks	147	159	328	262	227	634	528
Interest on federal funds sold	8	9	8	5	19	25	28
Total interest income	62,210	59,340	54,559	52,601	51,195	176,109	137,792

Interest expense
Interest on deposits	$ 3,074	$ 2,915	$ 2,741	$ 2,687	$ 2,521	$ 8,730	$ 7,065
Interest on other borrowings	2,069	1,836	1,382	1,296	1,275	5,287	3,808
Total interest expense	5,143	4,751	4,123	3,983	3,796	14,017	10,873

Net interest income	57,067	54,589	50,436	48,618	47,399	162,092	126,919

Provision for loan losses	811	889	681	553	986	2,381	4,711

Net interest income after provision for loan losses	$ 56,256	$ 53,700	$ 49,755	$ 48,065	$ 46,413	$ 159,711	$ 122,208

Noninterest income
Service charges on deposit accounts	$ 11,358	$ 10,436	$ 9,915	$ 10,119	$ 10,766	$ 31,709	$ 24,346
Mortgage banking activity	14,067	14,142	10,211	8,586	10,404	38,420	28,214
Other service charges, commissions and fees	791	967	1,111	1,112	1,145	2,869	2,642
Gain(loss) on sale of securities	-	-	94	-	115	94	137
Other non-interest income	2,648	2,834	2,955	2,590	2,548	8,437	7,840
Total noninterest income	28,864	28,379	24,286	22,407	24,978	81,529	63,179

Noninterest expense
Salaries and employee benefits	27,982	27,531	26,187	25,972	24,934	81,700	68,031
Occupancy and equipment expenses	5,989	6,371	5,700	5,917	5,915	18,060	15,278
Data processing and telecommunications expenses	6,185	6,049	6,113	6,046	5,329	18,347	13,803
Credit resolution related expenses (1)	1,526	1,764	1,799	2,223	1,083	5,089	15,484
Advertising and marketing expenses	1,249	854	805	1,171	667	2,908	2,141
Amortization of intangible assets	993	1,319	1,020	1,160	1,321	3,332	2,581
Merger and conversion charges	-	-	6,359	1,807	446	6,359	6,173
Other non-interest expenses	9,275	8,471	7,617	8,732	8,701	25,363	22,596
Total noninterest expense	53,199	52,359	55,600	53,028	48,396	161,158	146,087

Income before income taxes	$ 31,921	$ 29,720	$ 18,441	$ 17,444	$ 22,995	$ 80,082	$ 39,300

Income tax expense	10,364	9,671	6,124	3,296	7,368	26,159	12,601

Net income	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 53,923	$ 26,699

Diluted earnings available to common shareholders	0.61	0.57	0.37	0.43	0.48	1.56	0.84

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.
	2016	2016	2016	2015	2015

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$ 123,270	$ 116,255	$ 146,863	$ 118,518	$ 114,396
Federal funds sold and interest bearing balances	90,801	68,273	107,373	272,045	120,925
Investment securities available for sale, at fair value	838,124	843,646	837,103	783,185	811,385
Other investments	24,578	19,125	12,802	9,323	9,322
Mortgage loans held for sale	126,263	102,757	97,439	111,182	111,807

Loans, net of unearned income	3,091,039	2,819,071	2,528,007	2,406,877	2,290,649
Purchased, non-covered loans (excluding loan pools)	1,067,090	1,072,217	1,129,919	771,554	767,494
Purchased, non-covered loan pools	624,886	610,425	656,734	592,963	410,072
Covered loans	62,291	121,418	130,279	137,529	191,021
Less allowance for loan losses	(22,963)	(21,734)	(21,482)	(21,062)	(22,471)
Loans, net	4,822,343	4,601,397	4,423,457	3,887,861	3,636,765

Other real estate owned	10,392	13,765	14,967	16,147	20,730
Purchased, non-covered other real estate owned	14,126	13,928	15,048	14,333	11,538
Covered other real estate owned	1,000	2,742	3,764	5,011	12,203
Total other real estate owned	25,518	30,435	33,779	35,491	44,471

Premises and equipment, net	122,191	123,978	124,747	121,639	124,756
Goodwill	122,545	121,422	121,512	90,082	87,701
Other intangibles, net	18,472	20,574	21,892	17,058	18,218
FDIC loss sharing receivable	-	-	1,197	6,301	4,506
Cash value of bank owned life insurance	77,637	77,095	76,676	64,251	59,894
Other assets	101,753	96,337	92,931	72,004	72,154
Total assets	$ 6,493,495	$ 6,221,294	$ 6,097,771	$ 5,588,940	$ 5,216,300

Liabilities
Deposits:
Noninterest-bearing	$ 1,563,316	$ 1,553,972	$ 1,529,037	$ 1,329,857	$ 1,275,800
Interest-bearing	3,742,782	3,625,560	3,701,750	3,549,433	3,254,723
Total deposits	5,306,098	5,179,532	5,230,787	4,879,290	4,530,523
Federal funds purchased & securities sold under
agreements to repurchase	42,647	37,139	43,741	63,585	51,506
FDIC loss sharing payable, net	7,775	1,897	-	-	-
Other borrowings	373,461	260,191	110,531	39,000	39,000
Other liabilities	37,033	33,050	28,647	22,432	23,371
Subordinated deferrable interest debentures	83,898	83,570	83,237	69,874	69,600
Total liabilities	5,850,912	5,595,379	5,496,943	5,074,181	4,714,000

Stockholders' equity
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	36,348	36,303	36,272	33,625	33,610
Capital surplus	409,630	408,549	407,726	337,349	336,599
Retained earnings	199,769	181,701	163,395	152,820	140,282
Accumulated other comprehensive income/(loss)	10,449	12,960	6,411	3,353	4,197
Less treasury stock	(13,613)	(13,598)	(12,976)	(12,388)	(12,388)
Total stockholders' equity	642,583	625,915	600,828	514,759	502,300
Total liabilities and stockholders' equity	$ 6,493,495	$ 6,221,294	$ 6,097,771	$ 5,588,940	$ 5,216,300

Other Data
Earning Assets	5,925,072	5,656,932	5,499,656	5,084,658	4,712,675
Intangible Assets	141,017	141,996	143,404	107,140	105,919
Interest Bearing Liabilities	4,242,788	4,006,460	3,939,259	3,721,892	3,414,829
Average Assets	6,330,350	6,138,757	5,618,397	5,427,367	5,213,275
Average Common Stockholders' Equity	640,382	616,361	542,264	513,098	494,957

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2016	2016	2016	2015	2015	2016	2015

ASSET QUALITY INFORMATION(1)

Allowance for loan losses
Balance at beginning of period	$ 21,734	$ 21,482	$ 21,062	$ 22,471	$ 21,658	$ 21,062	$ 21,157

Provision for loan loss	811	889	681	553	986	2,381	4,711

Charge-offs	1,451	1,376	1,814	2,675	1,268	4,641	6,458
Recoveries	1,869	739	1,553	713	1,095	4,161	3,061
Net charge-offs (recoveries)	(418)	637	261	1,962	173	480	3,397

Ending balance	$ 22,963	$ 21,734	$ 21,482	$ 21,062	$ 22,471	$ 22,963	$ 22,471

As a percentage of loans	0.74%	0.77%	0.85%	0.88%	0.98%	0.74%	0.98%
As a percentage of nonperforming loans	140.20%	135.81%	136.83%	124.92%	109.31%	140.20%	109.31%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$ 326	$ 541	$ 406	$ 501	$ 135	$ 1,273	$ 937
Real estate - residential	292	123	468	621	234	883	966
Real estate - commercial & farmland	-	361	347	1,009	184	708	1,358
Real estate - construction & development	60	109	155	157	105	324	465
Consumer installment	74	59	59	110	61	192	300
Purchased non-covered, including pools	408	111	307	178	302	826	772
Covered	291	72	72	99	247	435	1,660
Total charge-offs	1,451	1,376	1,814	2,675	1,268	4,641	6,458

Recoveries
Commercial, financial & agricultural	119	87	73	134	117	279	517
Real estate - residential	40	14	314	13	54	368	138
Real estate - commercial & farmland	13	57	121	13	272	191	304
Real estate - construction & development	131	221	122	9	6	474	314
Consumer installment	78	16	25	20	33	119	117
Purchased non-covered, including pools	399	208	658	232	174	1,265	955
Covered	1,089	136	240	292	439	1,465	716
Total recoveries	1,869	739	1,553	713	1,095	4,161	3,061

Net charge-offs (recoveries)	$ (418)	$ 637	$ 261	$ 1,962	$ 173	$ 480	$ 3,397

Non-accrual loans (excluding purchased non-covered
and covered loans)	16,379	16,003	15,700	16,860	20,558	16,379	20,558
Non-accrual purchased non-covered loans	17,993	15,767	19,187	13,330	11,374	17,993	11,374
Non-accrual purchased loan pools	864	864	-	-	-	864	-
Foreclosed assets (excluding purchased assets)	10,392	13,765	14,967	16,147	20,730	10,392	20,730
Purchased, non-covered other real estate owned	14,126	13,928	15,048	14,333	11,538	14,126	11,538
Accruing loans delinquent 90 days or more	-	-	-	-	-	-	-
Total non-performing assets, excluding covered assets	59,754	60,327	64,902	60,670	64,200	59,754	64,200

Non-performing assets as a percent of total assets	0.92%	0.97%	1.06%	1.09%	1.23%	0.92%	1.23%
Net charge offs as a percent of loans (Annualized)	-0.04%	0.06%	0.03%	0.21%	0.02%	0.01%	0.15%
Net charge offs, excluding purchased loans, loan pools and
covered loans, as a percent of loans (Annualized)	0.05%	0.12%	0.13%	0.38%	0.04%	0.10%	0.17%

(1) Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Sept.	Jun.	Mar.	Dec.	Sept.
Loans by Type	2016	2016	2016	2015	2015
Commercial, financial & agricultural	$ 625,947	$ 564,343	$ 434,073	$ 449,623	$ 427,747
Real estate - construction & development	328,308	274,717	264,820	244,693	220,798
Real estate - commercial & farmland	1,297,582	1,248,580	1,154,887	1,104,991	1,067,828
Real estate - residential	766,933	680,233	629,138	570,430	532,285
Consumer installment	68,305	33,245	31,901	31,125	31,299
Other	3,964	17,953	13,188	6,015	10,692
Total Legacy (excluding purchased
non-covered and covered)	$ 3,091,039	$ 2,819,071	$ 2,528,007	$ 2,406,877	$ 2,290,649

Commercial, financial & agricultural	$ 99,596	$ 101,803	$ 111,537	$ 45,462	$ 42,350
Real estate - construction & development	86,099	89,096	103,753	72,080	71,109
Real estate - commercial & farmland	590,388	574,830	598,935	390,755	385,032
Real estate - residential	286,169	300,898	309,770	258,153	263,312
Consumer installment	4,838	5,590	5,924	5,104	5,691
Total Purchased non-covered (net of discounts)	$ 1,067,090	$ 1,072,217	$ 1,129,919	$ 771,554	$ 767,494

Commercial, financial & agricultural	$ -	$ -	$ -	$ -	$ -
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	624,886	610,425	656,734	592,963	410,072
Consumer installment	-	-	-	-	-
Total Purchased non-covered loan pools	$ 624,886	$ 610,425	$ 656,734	$ 592,963	$ 410,072

Commercial, financial & agricultural	$ 830	$ 1,604	$ 4,739	$ 5,546	$ 13,349
Real estate - construction & development	3,220	7,168	7,205	7,612	14,266
Real estate - commercial & farmland	13,688	65,091	67,055	71,226	103,399
Real estate - residential	44,457	47,455	51,176	53,038	59,835
Consumer installment	96	100	104	107	172
Total Covered (net of discounts)	$ 62,291	$ 121,418	$ 130,279	$ 137,529	$ 191,021

Total Loan Portfolio:
Commercial, financial & agricultural	$ 726,373	$ 667,750	$ 550,349	$ 500,631	$ 483,446
Real estate - construction & development	417,627	370,981	375,778	324,385	306,173
Real estate - commercial & farmland	1,901,658	1,888,501	1,820,877	1,566,972	1,556,259
Real estate - residential	1,722,445	1,639,011	1,646,818	1,474,584	1,265,504
Consumer installment	73,239	38,935	37,929	36,336	37,162
Other	3,964	17,953	13,188	6,015	10,692
Total Loans	$ 4,845,306	$ 4,623,131	$ 4,444,939	$ 3,908,923	$ 3,659,236

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$ 53	$ 275	$ 279	$ 240	$ 238
Real estate - construction & development	691	468	476	792	838
Real estate - commercial & farmland	5,535	5,802	5,945	5,766	5,719
Real estate - residential	7,713	8,226	7,648	7,574	5,209
Consumer installment	21	24	37	46	71
Total Accruing TDRs	$ 14,013	$ 14,795	$ 14,385	$ 14,418	$ 12,075

Non-accruing loan types:
Commercial, financial & agricultural	$ 112	$ 86	$ 75	$ 110	$ 68
Real estate - construction & development	35	36	30	63	30
Real estate - commercial & farmland	2,015	1,832	1,871	596	942
Real estate - residential	849	899	1,040	1,123	759
Consumer installment	120	113	87	94	64
Total Non-accrual TDRs	$ 3,131	$ 2,966	$ 3,103	$ 1,986	$ 1,863

Total Troubled Debt Restructurings	$ 17,144	$ 17,761	$ 17,488	$ 16,404	$ 13,938

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$ 398,781	$ 349,725	$ 254,203	$ 250,609	$ 231,281
Grade 15 - Good credit	190,389	191,574	213,510	227,730	234,185
Grade 20 - Satisfactory credit	1,608,265	1,493,561	1,346,050	1,224,320	1,148,024
Grade 23 - Performing, under-collateralized credit	22,763	23,665	25,047	27,607	26,477
Grade 25 - Minimum acceptable credit	797,148	687,817	628,042	609,413	579,642
Grade 30 - Other asset especially mentioned	31,764	32,468	22,141	24,423	22,190
Grade 40 - Substandard	41,929	40,261	39,013	42,773	48,848
Grade 50 - Doubtful	-	-	-	-	2
Grade 60 - Loss	-	-	1	2	-
Total	$ 3,091,039	$ 2,819,071	$ 2,528,007	$ 2,406,877	$ 2,290,649

The following table presents the purchased, non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$ 6,543	$ 6,899	$ 10,505	$ 9,602	$ 9,801
Grade 15 - Good credit	42,257	45,245	48,229	51,168	50,906
Grade 20 - Satisfactory credit	331,309	345,480	344,479	336,990	348,034
Grade 23 - Performing, under-collateralized credit	27,504	27,387	27,445	12,029	10,612
Grade 25 - Minimum acceptable credit	575,280	557,221	607,838	294,829	290,272
Grade 30 - Other asset especially mentioned	44,838	52,536	50,517	30,693	26,458
Grade 40 - Substandard	39,359	37,417	40,874	36,211	31,381
Grade 50 - Doubtful	-	30	30	30	30
Grade 60 - Loss	-	2	2	2	-
Total	$ 1,067,090	$ 1,072,217	$ 1,129,919	$ 771,554	$ 767,494

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2016	2016	2016	2015	2015	2016	2015

AVERAGE BALANCES

Federal funds sold	$ 5,500	$ 7,186	$ 6,200	$ 5,500	$ 5,500	$ 6,293	$ 5,500
Interest bearing deposits in banks	85,051	96,906	201,814	291,303	199,057	127,767	188,110
Investment securities - taxable	767,421	766,006	728,269	730,608	772,252	756,378	620,500
Investment securities - nontaxable	68,325	69,664	68,824	69,711	72,549	68,935	71,481
Other investments	21,687	14,765	9,606	9,322	9,322	15,375	9,456
Mortgage loans held for sale	105,859	96,998	82,803	98,765	102,961	96,340	86,387
Loans	2,897,771	2,653,171	2,410,747	2,333,577	2,224,490	2,642,498	2,097,996
Purchased non-covered loans	1,086,039	1,111,814	836,187	752,508	788,351	1,022,680	702,117
Purchased non-covered loan pools	629,666	630,503	627,178	454,884	323,258	629,118	116,363
Covered loans	113,136	127,595	134,383	180,493	195,175	125,141	215,631
Total Earning Assets	$ 5,780,455	$ 5,574,608	$ 5,106,011	$ 4,926,671	$ 4,692,915	$ 5,490,525	$ 4,113,541

Noninterest bearing deposits	$ 1,546,211	$ 1,561,621	$ 1,362,007	$ 1,324,999	$ 1,300,870	$ 1,490,152	$ 1,097,750
NOW accounts	1,085,828	1,087,442	1,137,076	1,100,972	907,618	1,103,385	802,800
MMDA	1,435,151	1,413,503	1,278,199	1,212,087	1,219,736	1,375,835	1,027,932
Savings accounts	266,344	265,936	251,108	241,337	239,999	261,148	198,379
Retail CDs < $100,000	431,570	437,899	438,122	449,158	484,007	434,898	417,638
Retail CDs > $100,000	451,115	439,954	406,699	395,978	387,485	433,607	380,980
Brokered CDs	5,000	5,000	1,099	-	-	3,704	-
Total Deposits	5,221,219	5,211,355	4,874,310	4,724,531	4,539,715	5,102,729	3,925,479

FHLB advances	265,202	104,195	9,648	-	-	126,855	11,289
Other borrowings	49,345	51,970	42,096	39,000	39,000	47,809	41,582
Subordinated debentures	83,719	83,386	72,589	69,723	69,448	79,912	67,369
Federal funds purchased and securities sold
under agreements to repurchase	37,305	43,286	52,787	61,986	44,480	44,433	47,282
Total Non-Deposit Funding	435,571	282,837	177,120	170,709	152,928	299,009	167,522

Total Funding	$ 5,656,790	$ 5,494,192	$ 5,051,430	$ 4,895,240	$ 4,692,643	$ 5,401,738	$ 4,093,001

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2016	2016	2016	2015	2015	2016	2015

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$ 8	$ 9	$ 8	$ 5	$ 19	$ 25	$ 28
Interest bearing deposits in banks	147	159	328	262	227	634	528
Investment securities - taxable	4,336	4,554	4,586	4,540	4,694	13,476	11,594
Investment securities - nontaxable (TE)	536	613	602	618	648	1,751	1,905
Mortgage loans held for sale	826	821	755	1,040	970	2,402	2,426
Loans (TE)	33,672	31,531	28,684	27,901	27,258	93,887	75,305
Purchased non-covered loans	17,629	17,062	13,133	12,129	11,911	47,824	34,079
Purchased non-covered loan pools	4,346	3,730	5,144	3,335	2,997	13,220	3,146
Covered loans	1,667	1,797	2,060	3,556	3,192	5,524	10,572
Total Earning Assets	$ 63,167	$ 60,276	$ 55,300	$ 53,386	$ 51,916	$ 178,743	$ 139,583

Accretion Income (included above)	3,604	4,196	2,942	2,912	3,037	10,742	8,769

INTEREST EXPENSE
Non-interest bearing deposits	$ -	$ -	$ -	$ -	$ -	$ -	$ -
NOW accounts	433	439	468	463	304	1,340	998
MMDA	1,241	1,168	1,040	929	877	3,449	2,300
Savings accounts	45	45	43	42	42	133	116
Retail CDs < $100,000	493	476	512	594	607	1,481	1,608
Retail CDs > $100,000	854	779	676	659	691	2,309	2,044
Brokered CDs	8	8	2	-	-	18	-
Total Deposits	3,074	2,915	2,741	2,687	2,521	8,730	7,066

FHLB advances	393	155	23	-	-	571	31
Other borrowings	479	484	370	328	322	1,333	1,034
Subordinated debentures	1,179	1,173	954	924	914	3,306	2,612
Federal funds purchased and securities sold						-
under agreements to repurchase	18	24	35	44	39	77	130
Total Non-Deposit Funding	2,069	1,836	1,382	1,296	1,275	5,287	3,807

Total Funding	$ 5,143	$ 4,751	$ 4,123	$ 3,983	$ 3,796	$ 14,017	$ 10,873

Net Interest Income (TE)	$ 58,024	$ 55,525	$ 51,177	$ 49,403	$ 48,120	$ 164,726	$ 128,710

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2016	2016	2016	2015	2015	2016	2015
YIELDS (1)

Federal funds sold	0.58%	0.50%	0.52%	0.36%	1.37%	0.53%	0.68%
Interest bearing deposits in banks	0.69%	0.66%	0.65%	0.36%	0.45%	0.66%	0.38%
Investment securities - taxable	2.25%	2.39%	2.53%	2.47%	2.41%	2.38%	2.50%
Investment securities - nontaxable	3.12%	3.54%	3.52%	3.52%	3.54%	3.39%	3.56%
Mortgage loans held for sale	3.10%	3.40%	3.67%	4.18%	3.74%	3.33%	3.75%
Loans	4.62%	4.78%	4.79%	4.74%	4.86%	4.75%	4.80%
Purchased non-covered loans	6.46%	6.17%	6.32%	6.39%	5.99%	6.25%	6.49%
Purchased non-covered loan pools	2.75%	2.38%	3.30%	2.91%	3.68%	2.81%	3.61%
Covered loans	5.86%	5.66%	6.17%	7.82%	6.49%	5.90%	6.56%
Total Earning Assets	4.35%	4.35%	4.36%	4.30%	4.39%	4.35%	4.54%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.16%	0.16%	0.17%	0.17%	0.13%	0.16%	0.17%
MMDA	0.34%	0.33%	0.33%	0.30%	0.29%	0.33%	0.30%
Savings accounts	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%	0.08%
Retail CDs < $100,000	0.45%	0.44%	0.47%	0.52%	0.50%	0.45%	0.51%
Retail CDs > $100,000	0.75%	0.71%	0.67%	0.66%	0.71%	0.71%	0.72%
Brokered CDs	0.64%	0.64%	0.73%	0.00%	0.00%	0.65%	0.00%
Total Deposits	0.23%	0.22%	0.23%	0.23%	0.22%	0.23%	0.24%

FHLB advances	0.59%	0.60%	0.96%	0.00%	0.00%	0.60%	0.37%
Other borrowings	3.86%	3.75%	3.54%	3.34%	3.28%	3.72%	3.32%
Subordinated debentures	5.60%	5.66%	5.29%	5.26%	5.22%	5.53%	5.18%
Federal funds purchased and securities sold
under agreements to repurchase	0.19%	0.22%	0.27%	0.28%	0.35%	0.23%	0.37%
Total Non-Deposit Funding	1.89%	2.61%	3.14%	3.01%	3.31%	2.36%	3.04%

Total funding (3)	0.36%	0.35%	0.33%	0.32%	0.32%	0.35%	0.36%

Net interest spread	3.99%	4.00%	4.03%	3.98%	4.07%	4.00%	4.18%

Net interest margin	3.99%	4.01%	4.03%	3.98%	4.07%	4.01%	4.18%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Operating Net Income Reconciliation	2016	2016	2016	2015	2015	2016	2015

Net income available to common shareholders	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 53,923	$ 26,699

Merger and conversion charges	-	-	6,359	1,807	446	6,359	6,173
Non-recurring credit resolution related expenses	-	-	-	-	-	-	11,241
Tax effect of non-recurring charges	-	-	(2,226)	(632)	(156)	(2,226)	(6,095)
Plus: After tax non-recurring charges	-	-	4,133	1,175	290	4,133	11,319

Operating Net income	21,557	20,049	16,450	15,323	15,917	58,056	38,018

Operating net income per diluted share:	$ 0.61	$ 0.57	$ 0.50	$ 0.47	$ 0.49	$ 1.68	$ 1.19
Return on average assets	1.35%	1.31%	1.18%	1.12%	1.21%	1.24%	1.05%
Return on average common tangible equity	17.18%	17.03%	15.42%	14.97%	16.23%	15.95%	12.74%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Net Interest Margin and Yields on Total Loans	2016	2016	2016	2015	2015	2016	2015
Excluding Accretion Reconciliation

Total Interest Income (TE)	$ 63,167	$ 60,276	$ 55,300	$ 53,386	$ 51,916	$ 178,743	$ 139,583
Accretion Income	3,604	4,196	2,942	2,912	3,037	10,742	8,769
Total Interest Income (TE) Excluding Accretion	$ 59,563	$ 56,080	$ 52,358	$ 50,474	$ 48,879	$ 168,001	$ 130,814

Total Interest Expense	$ 5,143	$ 4,751	$ 4,123	$ 3,983	$ 3,796	$ 14,017	$ 10,873
Net Interest Income (TE) Excluding Accretion	$ 54,420	$ 51,329	$ 48,235	$ 46,491	$ 45,083	$ 153,984	$ 119,941

Yield on Total Loans Excluding Accretion	4.75%	4.74%	4.84%	4.92%	4.83%	4.77%	4.90%

Net Interest Margin Excluding Accretion	3.75%	3.70%	3.80%	3.74%	3.81%	3.75%	3.90%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Core Earnings Reconciliation	2016	2016	2016	2015	2015	2016	2015

Pre-tax operating profit/(loss)	$ 31,921	$ 29,720	$ 18,441	$ 17,444	$ 22,995	$ 80,082	$ 39,300
Plus: Credit Related Costs
Provision for loan losses	811	889	681	553	986	2,381	4,711
(Gains)/Losses on the sale of legacy OREO	377	447	753	535	36	1,577	582
Gains/(Losses) on the sale of covered OREO	(89)	28	166	610	56	105	270
Problem loan and OREO expense	1,238	1,289	880	1,078	991	3,407	14,654
Interest reversed (received) on non-accrual loans	41	35	34	58	17	110	586
Total Credit-Related Costs	2,378	2,688	2,514	2,834	2,086	7,580	20,803

Plus: Cconversion charges	-	-	6,359	1,807	446	6,359	6,173
Less: Non-recurring gains
Gains on sales of securities	-	-	(94)	-	(115)	(94)	(137)
Gains/(Losses) on sales of bank premises	238	401	(77)	(267)	-	562	-
Other non-recurring adjustments	-	-	-	-	-	-	-

Pretax, Pre-provision earnings	$ 34,537	$ 32,809	$ 27,143	$ 21,818	$ 25,412	$ 94,489	$ 66,139

As percentage of average assets, annualized	2.17%	2.15%	1.94%	1.59%	1.93%	1.99%	1.70%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Recurring Operating Expenses	2016	2016	2016	2015	2015	2016	2015

Total Operating Expenses	53,199	52,359	55,600	53,028	48,396	161,158	146,087
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(377)	(447)	(753)	(535)	(36)	(1,577)	(582)
Gains/(Losses) on the sale of covered OREO	89	(28)	(166)	(610)	(56)	(105)	(270)
Problem loan and OREO expense	(1,238)	(1,289)	(880)	(1,078)	(991)	(3,407)	(14,654)
Conversion expenses	-	-	(6,359)	(1,807)	(446)	(6,359)	(6,173)
Gains/(Losses) on the sale of premises	(238)	(401)	77	267	-	(562)	-

Recurring operating expenses	$ 51,435	$ 50,194	$ 47,519	$ 49,265	$ 46,867	$ 149,148	$ 124,408

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Segment Reporting	2016	2016	2016	2015	2015	2016	2015

Banking Division:
Net interest income	$ 50,374	$ 48,940	$ 45,801	$ 44,088	$ 43,044	$ 145,115	$ 115,689
Provision for loan losses	57	733	681	504	960	1,471	4,343
Noninterest income	13,949	13,018	12,735	12,739	13,470	39,702	31,512
Noninterest expense:
Salaries and employee benefits	18,323	18,428	18,989	19,225	17,921	55,740	48,958
Occupancy	5,490	5,901	5,150	5,356	5,444	16,541	13,964
Data Processing	5,794	5,685	5,820	5,759	4,998	17,299	12,922
Other expenses	11,533	11,071	16,436	13,853	11,379	39,040	45,783
Total noninterest expense	41,140	41,085	46,395	44,193	39,742	128,620	121,627
Income before income taxes	23,126	20,140	11,460	12,130	15,812	54,726	21,231
Income Tax	7,286	6,318	3,681	1,436	4,854	17,285	6,277
Net income	$ 15,840	$ 13,822	$ 7,779	$ 10,694	$ 10,958	$ 37,441	$ 14,954

Retail Mortgage Division:
Net interest income	$ 3,679	$ 3,293	$ 3,020	$ 2,812	$ 2,485	$ 9,992	$ 6,009
Provision for loan losses	447	93	-	49	26	540	368
Noninterest income	13,198	13,304	9,624	7,966	9,827	36,126	26,532
Noninterest expense:
Salaries and employee benefits	8,940	8,304	6,347	5,855	6,138	23,591	16,257
Occupancy	433	405	488	501	397	1,326	1,173
Data Processing	364	338	272	266	308	974	799
Other expenses	1,303	1,133	956	1,043	662	3,392	2,744
Total noninterest expense	11,040	10,180	8,063	7,665	7,505	29,283	20,973
Income before income taxes	5,390	6,324	4,581	3,064	4,781	16,295	11,200
Income Tax	1,887	2,213	1,603	1,072	1,673	5,703	3,920
Net income	$ 3,503	$ 4,111	$ 2,978	$ 1,992	$ 3,108	$ 10,592	$ 7,280

Warehouse Lending:
Net interest income	$ 2,073	$ 1,622	$ 1,019	$ 995	$ 1,128	$ 4,714	$ 3,142
Provision for loan losses	94	-	-	-	-	94	-
Noninterest income	555	440	333	336	372	1,328	1,028
Noninterest expense:
Salaries and employee benefits	103	108	188	156	137	399	363
Occupancy	1	1	1	3	1	3	4
Data Processing	26	25	20	20	22	71	75
Other expenses	26	26	25	28	40	77	95
Total noninterest expense	156	160	234	207	200	550	537
Income before income taxes	2,378	1,902	1,118	1,124	1,300	5,398	3,633
Income Tax	832	666	391	393	455	1,889	1,272
Net income	$ 1,546	$ 1,236	$ 727	$ 731	$ 845	$ 3,509	$ 2,361

SBA Division:
Net interest income	$ 941	$ 734	$ 596	$ 723	$ 742	$ 2,271	$ 2,079
Provision for loan losses	213	63	-	-	-	276	-
Noninterest income	1,162	1,617	1,594	1,366	1,309	4,373	4,107
Noninterest expense:
Salaries and employee benefits	616	691	663	736	738	1,970	2,453
Occupancy	65	64	61	57	73	190	137
Data Processing	1	1	1	1	1	3	7
Other expenses	181	178	183	169	137	542	353
Total noninterest expense	863	934	908	963	949	2,705	2,950
Income before income taxes	1,027	1,354	1,282	1,126	1,102	3,663	3,236
Income Tax	359	474	449	394	386	1,282	1,133
Net income	$ 668	$ 880	$ 833	$ 732	$ 716	$ 2,381	$ 2,103

Total Consolidated:
Net interest income	$ 57,067	$ 54,589	$ 50,436	$ 48,618	$ 47,399	$ 162,092	$ 126,919
Provision for loan losses	811	889	681	553	986	2,381	4,711
Noninterest income	28,864	28,379	24,286	22,407	24,978	81,529	63,179
Noninterest expense:
Salaries and employee benefits	27,982	27,531	26,187	25,972	24,934	81,700	68,031
Occupancy	5,989	6,371	5,700	5,917	5,915	18,060	15,278
Data Processing	6,185	6,049	6,113	6,046	5,329	18,347	13,803
Other expenses	13,043	12,408	17,600	15,093	12,218	43,051	48,975
Total noninterest expense	53,199	52,359	55,600	53,028	48,396	161,158	146,087
Income before income taxes	31,921	29,720	18,441	17,444	22,995	80,082	39,300
Income Tax	10,364	9,671	6,124	3,296	7,368	26,159	12,601
Net income	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 15,627	$ 53,923	$ 26,699

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CONTACT: Dennis J. Zember Jr., Executive Vice President, CFO & COO, (229) 890-1111